Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Veritex Holdings, Inc. Announces Acquisition of interLINK, a Technology-Enabled Deposit Gathering and Processing Platform

Enhances liquidity with flexible access to approximately $5.7 billion of core deposits
Provides low-cost, stable core deposits to fund sustainable long-term growth
Financially attractive with double-digit run-rate EPS accretion

Dallas, TX – March 3, 2022 – Veritex Holdings, Inc. (Nasdaq: VBTX) (“Veritex” or the “Company”), the parent holding company for Veritex Community Bank, today announced that it has entered into a definitive agreement to acquire StoneCastle Cash Insured Sweep, LLC (d/b/a as interLINK), a subsidiary of StoneCastle Partners, LLC (“StoneCastle”), primarily for Veritex common stock and cash in a transaction valued at approximately $91 million.

Together, Veritex and interLINK are the perfect fit combining a high-growth commercial bank with a tech-enabled core deposit gathering platform. interLINK administers approximately $8 billion of deposits through FDIC-insured cash sweep programs for several of the nation's leading broker/dealers and clearing firms. Once integrated into Veritex’s treasury function, interLINK will provide flexible and scalable access to approximately $5.7 billion of highly diversified, stable core deposits. This core deposit base creates capacity to reliably fund significant multi-year loan growth and optimize overall funding mix over time.

Veritex Chairman and Chief Executive Officer C. Malcolm Holland stated, “We are excited at the opportunity to enhance our funding and liquidity profile with a modern, branchless distribution channel that provides sticky core deposits to fund several years of future growth. Meeting the needs of customers and communities is priority number one and interLINK enables us to do that with low-cost, flexible funding that will continue to scale with minimal overhead to generate positive operating leverage. On top of that, the financial benefits to shareholders are expected to be significant with low-risk given the capital-light nature of the business and our significant expertise buying and integrating businesses over that last 10 years.”

interLINK is a proprietary software platform, purpose-built as a bank treasury function. Its technology is highly flexible, allowing for customized integration into broker/dealer systems and supported by white-glove customer service. Over the last five years, interLINK’s deposits under administration have increased at a 55% compound annual growth rate, with only a minimal increase in operating expenses. Supporting this growth is a compelling value proposition for all parties, whereby Veritex will provide broker/dealers white glove cash administration services at low-cost and banks participating in interLINK’s sweep programs will continue to receive flexible liquidity. Subsequent to the acquisition, Veritex will be able to provide broker/dealers with a range of added services, including private banking, securities lending, and other credit or banking services.

Under the terms of the agreement, Veritex will purchase interLINK for $3 million in cash and issue approximately 2.1 million shares of its common stock to StoneCastle. Upon close of the transaction, StoneCastle will recognize a taxable sale and will hold a minority stake of approximately 4% in Veritex. Concurrent with this announcement, Veritex plans to launch a common stock offering of approximately $150 million with the net proceeds used to support continued growth and general corporate purposes.

On a pro forma basis, including the common stock offering announced today, the transaction is expected to increase Common Equity Tier 1 to approximately 9.9%, be accretive to tangible book value per share at closing, and be neutral to consensus earnings per share estimates in 2023, 8% accretive in 2024, and +14% accretive on a run-rate basis thereafter. The internal rate of return for this transaction is expected to exceed 25%.

Approvals and Timing

The transaction has been unanimously approved by the boards of directors of Veritex and StoneCastle. The transaction is expected to close in the third quarter of 2022, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals from the FDIC and the Texas Department of Banking.

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Veritex. Keefe, Bruyette & Woods, A Stifel Company is serving as financial advisor and Dechert LLP is serving as legal counsel to StoneCastle.

About Veritex Holdings, Inc.

Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

About StoneCastle Partners, LLC

Founded in 2003, StoneCastle Partners (“StoneCastle”) develops businesses focused on banking and associated technologies. StoneCastle creates innovative platforms and disruptive technology to enhance or redefine inefficient banking processes. Many of these initiatives focus on cost reduction and scalability to generate operating efficiencies, creating enormous enterprise value for banks and non-bank financial service companies. For the past 19 years, StoneCastle has built and sold platforms to strategic buyers including banks, asset managers, and fintechs. Over 1,000 banks trust StoneCastle and use its products; for more information, visit www.scpdevco.com..

About StoneCastle Insured Sweep, LLC

StoneCastle Insured Sweep, LLC (d/b/a interLINK) provides cash management solutions to financial intermediaries, facilitating the investment of cash held in thousands of brokerage accounts into FDIC-insured banks. Today, interLINK administers approximately 420,000 retail brokerage accounts on behalf of multiple broker/dealers and clearing platforms. Retail brokerage is a highly competitive industry, and interLINK’s objective is to provide the highest quality service at the lowest cost to enable broker/dealers to better service their retail customers. For more information, visit www.interlinksweep.com.

Forward Looking Statement

This press release includes “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to Veritex Holdings, Inc.’s (“Veritex”) proposed acquisition of interLINK, including the expected timing of the completion of the acquisition, the ability to complete the acquisition, the ability to obtain any required regulatory or other approvals, authorizations or consents in connection with the acquisition, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex or interLINK have business relationships, diversion of management time on acquisition-related issues, the reaction to the acquisition of the companies’ customers, employees and counterparties, any statements regarding the plans and objectives of management for future operations, products or services arising from the acquisition, including integration plans, and the treatment of certain deposits via interLINK as not being brokered deposits for any supervisory purpose; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; the effects of the COVID-19 pandemic and actions taken in response thereto; and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2021 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

Source: Veritex Holdings, Inc.

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